Exhibit 10.22

PARAMOUNT GROUP, INC.

SHARE PURCHASE AGREEMENT

This SHARE PURCHASE AGREEMENT (this “Agreement”) is made as of this 31st day of October, 2014, by and between Paramount Group, Inc., a Maryland corporation (the “Company”), and WvF 718, L.P., a Delaware limited partnership (“Purchaser”).

WHEREAS, the Company has filed a registration statement on Form S-11 (as heretofore amended, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission in connection with a proposed initial public offering (the “IPO”) of shares of common stock of the Company, par value $0.01 per share (the “Common Stock”); and

WHEREAS, in connection with the consummation of the IPO and as described more fully in the Registration Statement, the Company and its operating partnership will engage in a series of transactions through which they will acquire their initial portfolio of properties and other assets that they intend to own following the IPO (the “Formation Transactions”);

WHEREAS, substantially concurrently with entering into this Agreement, the Company is entering into an Agreement and Plan of Merger (the “Merger Agreement”) with WvF 1325, Inc., WvF 1325, L.P. (the “WvF 1325 Parties”). US Real Estate Holding AG (“USREHAG”) and certain other parties pursuant to which each of the WvF 1325 Parties will merge with and into a newly formed Delaware limited partnership that is wholly owned by the Company directly or indirectly (the “1325 Mergers”) and the holders of equity interests in each of the WvF 1325 Parties will be entitled to receive the aggregate number of shares of Common Stock specified in the Merger Agreement (the “Merger Shares”), subject to the terms and conditions thereof; and

WHEREAS, concurrent with the consummation of the IPO, the Company desires to issue and sell, and Purchaser desires to purchase and acquire, upon the terms and conditions set forth in this Agreement, additional shares of Common Stock as provided in this Agreement.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

1. Sale and Purchase of Shares.

1.1 Subject to the concurrent consummation of the 1325 Mergers and the IPO and subject to the terms and conditions of this Agreement, the Company agrees to issue and sell to Purchaser, and Purchaser hereby agrees to purchase and acquire from the Company, the whole number of shares of Common Stock, with any fraction of a share being rounded up to the next whole share (the “Purchase Shares” or “Shares”), equal to the lesser of (a) the sum of (i) 5.01% of the Total Number of Shares (as defined in the Merger Agreement) less (ii) the sum of (A) the Merger Shares delivered to USREHAG and (B) the Fund Y Shares (as defined in the Merger Agreement) or (b) $17,500,000 divided by the public offering price per share of Common Stock sold in the IPO as shown on the cover page of the final prospectus forming part of the Registration Statement (the “Price Per Share”); provided, for avoidance of doubt, that if the foregoing calculation results in a negative number no shares of Common Stock will be issued and sold pursuant to this Agreement. Notwithstanding the foregoing, if the sum of (a) the Merger Shares to be delivered to USREHAG, (b) the Purchase Shares, if any, (c) the Minimum IPO Shares (as defined in the Merger Agreement), if any, deliverable to Purchaser at the closing of the IPO and (d) the Fund V Shares (as defined in the Merger Agreement), collectively, would not satisfy the 5% Ownership Condition (as defined in the Merger Agreement), then Purchaser shall have no obligation to purchase the Purchase Shares hereunder.

1.2 The aggregate purchase price for the Shares (the “Purchase Price”) shall equal the number of Shares to be purchased and sold hereunder multiplied by the Price Per Share.

2. Closing. The closing of the purchase and sale of the Shares hereunder (the “Closing”) will take place at the offices of the Company or the Company’s legal counsel in New York or as mutually agreed upon among the Company and Purchaser and shall occur concurrently with the Merger Closing (as defined in the Merger Agreement) and the satisfaction of the conditions of closing set forth herein. At the Closing, the Company shall issue the Shares, registered in Purchaser’s or its designee’s name, upon the payment of the Purchase Price in immediately available funds by wire transfer to an account designated by the Company to Purchaser. The Shares shall be issued in book-entry form and the Company and/or its transfer agent shall provide Purchaser with customary evidence of the issuance of the Shares.

3. Representations and Warranties of the Company. In connection with the issuance and sale of the Shares, the Company hereby represents and warrants to Purchaser the following:

3.1 The Company (a) has been duly organized and is validly existing as a corporation in good standing with the State Department of Assessments and Taxation of Maryland and (b) has the corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

3.2 All corporate action necessary to be taken by the Company to authorize the execution, delivery and performance of this Agreement has been duly and validly taken. This Agreement has been duly executed and delivered by the Company. This Agreement constitutes the valid, binding and enforceable obligations of the Company, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity. The issuance and sale by the Company of the Shares will not (a) conflict with, or result in a default under, the articles of incorporation or bylaws of the Company, any material contract by which the Company or any of its subsidiaries’ respective property is bound, or any federal or state laws or regulations or decree, ruling or judgment of any United States or state court applicable to the Company or its property or (b) result in the imposition of any claim, lien, pledge, deed of trust, option, charge, encumbrance or other restriction or limitation (each, a “Lien”), or any obligation to create any Lien, under any material contract by which the Company or any of its subsidiaries’ respective property is bound or under the articles of incorporation or bylaws of the Company.

3.3 Prior to the issuance of the Shares, the Shares will have been duly and validly authorized and upon issuance in accordance with, and payment pursuant to, the terms hereof, (a) the Shares will be fully paid and non assessable and (b) Purchaser will have good title to the Shares, free and clear of all liens created by the Company, claims and encumbrances of any kind, other than transfer restrictions hereunder and under the articles of incorporation of the Company and the other agreements described herein.

3.4 No consent, approval, authorization or order of, or registration, qualification or filing with, any governmental entity or any other third party is required to be obtained or made by the Company for the execution, delivery or performance by the Company of this Agreement or the consummation by the Company of the sale of the Shares contemplated hereby, except such as have been already obtained or made or as may be required under the Securities Act or the rules promulgated under the Securities Act, state securities or blue sky laws or Maryland law or as may be required by the Financial Industry Regulatory Authority.

3.5 Subject to the accuracy of the representations and warranties of the Purchaser and each other purchaser of shares of Common Stock on the date hereof, it is not necessary in connection with the offer, sale and delivery of the Shares to the Purchaser in the manner contemplated by this Agreement to register the Shares under the Securities Act.

3.6 The Company is not a party to any, and there are no pending, or to the knowledge of the Company, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against the Company or any of its subsidiaries or to which any of their respective assets are subject relating to or which challenges the validity or propriety of the sale of the Shares contemplated hereby.

4. Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to the Company that:

4.1 Purchaser is an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

4.2 The Shares are being acquired by the Purchaser for its own account, only for investment purposes and not with a view to, or for resale in connection with, any public distribution or public offering thereof within the meaning of the Securities Act.

4.3 Purchaser has been duly organized or formed and is validly existing and in good standing under the laws of its jurisdiction of organization or formation and has all necessary power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

4.4 All action necessary to be taken by Purchaser to authorize the execution, delivery and performance of this Agreement and all other agreements and instruments delivered by Purchaser in connection with the transactions contemplated hereby and thereby has been duly and validly taken. This Agreement has been duly executed and delivered by Purchaser. This Agreement constitutes the valid, binding and enforceable obligation of Purchaser, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity. The purchase by Purchaser of the Shares does not conflict with the organizational documents of Purchaser or with any material contract under which Purchaser or its property is bound, or any laws or regulations or decree, ruling or judgment of any court applicable to Purchaser or its property.

4.5 Purchaser understands and acknowledges that the offering of the Shares pursuant to this Agreement will not be registered under the Securities Act on the grounds that the offering and sale of the Shares is exempt from registration under the Securities Act pursuant to Section 4(a)(2) thereof and exempt from registration pursuant to applicable state securities or blue sky laws, and that the Company’s reliance upon such exemptions is predicated upon Purchaser’s representations and warranties set forth in this Agreement. Purchaser understands and acknowledges that the Shares will be characterized as “restricted securities” under the Securities Act and such laws and may not be sold unless the Shares are subsequently registered under the Securities Act and qualified under state law or unless an exemption from such registration and such qualification is available.

4.6 Purchaser (a) is sufficiently experienced in financial and business matters to be capable of evaluating the merits and risks involved in purchasing the Shares and to make an informed decision relating thereto, (b) has the ability to bear the economic risk of Purchaser’s prospective investment in the Shares and (c) has not been offered the Shares by any form of advertisement, article, notice or other communication published in any newspaper, magazine, or similar medium; or broadcast over television or radio; or any seminar or meeting whose attendees have been invited by any such medium.

4.7 Purchaser has a substantive, pre-existing relationship with the Company. Purchaser (a) was not identified or contacted through the marketing of the IPO and (b) did not independently contact the Company as a result of the general solicitation by means of the Registration Statement.

4.8 Purchaser has not incurred any liability for any finder’s fees or similar payments in connection with the transactions herein contemplated.

4.9 Purchaser will have available at the closing sufficient funds to acquire the Shares to be purchased by Purchaser pursuant to this Agreement.

4.10 Purchaser has delivered a completed and executed IRS Form W-9 or applicable IRS Form W-8 and will complete, execute and deliver such additional documentation related to tax withholding or tax filings as the Company may request from time to time. Purchaser confirms that such IRS Form W-9 or applicable IRS Form W-8 is true, correct and complete in all respects.

4.11 The amounts to be paid by Purchaser to the Company in respect of the Purchase Price are not, and will not be, directly, or to the Purchaser’s knowledge indirectly, derived from activities that may contravene federal, state or foreign laws and regulations, including anti money laundering and terrorist financing laws and regulations, and, to the best of Purchaser’s knowledge, none of (a) the Purchaser, (b) the owners of equity interests in the

Purchaser nor (c) any person or entity for which Purchaser is acting as agent or nominee in connection with this Agreement is located in a country or territory, or is an individual or entity named on any list administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), nor is any such person or entity prohibited (nor will they be prohibited) from investing in the Company under any OFAC administered sanctions or embargo programs. The Company reserves the right to request such information as is necessary to verify the identity of Purchaser or any individual or entity having signatory or other similar authority over Purchaser with respect to this Agreement and the transactions contemplated hereby, and may seek to verify such identity and the source of funds for the Purchase Price.

4.12 Concurrently with entering into this Agreement, Purchaser will enter into a customary 180-day underwriters’ lock-up agreement with respect to the Shares consistent with the form of lock-up agreement affiliates of the Purchaser have agreed to enter into in connection with the IPO.

5. Public Announcements. Except as may be required by applicable law, no party hereto shall make any public announcements or otherwise communicate with any news media with respect to this Agreement or the purchase of the Shares contemplated hereby, without prior consultation with the other parties as to the timing and contents of any such announcement or communications; provided, however, that nothing contained herein shall prevent any party from promptly making all filings with any governmental entity or disclosures with the stock exchange, if any, on which such party’s capital stock is listed, as may, in its judgment, be required in connection with the execution and delivery of this Agreement or the purchase of the Shares contemplated hereby. If any party decides that it must make any such required filing it will advise the other parties prior to making such filing. Notwithstanding the foregoing, the parties hereto acknowledge that the transactions contemplated hereby will be disclosed in the Registration Statement and that this Agreement or a form of this Agreement will be filed as an exhibit to the Registration Statement.

6. Mutual Condition of Closing. The obligations of the Company and Purchaser to consummate the purchase and sale of the Shares hereunder are conditioned upon the concurrent closing of the 1325 Mergers and the IPO.

7. Conditions of Closing of the Company. The obligation of the Company to consummate the purchase and sale of the Shares is subject to the fulfillment to the Company’s reasonable satisfaction (or waiver by the Company) on or prior to the Closing of each of the following conditions:

7.1 Each representation and warranty made by Purchaser in Section 4 above shall be true and correct as of the Closing as though made as of the Closing. By accepting the Shares and delivering the Purchase Price, Purchaser shall be deemed to have reaffirmed such representations and warranties as of the Closing.

7.2 All covenants, agreements and conditions contained in this Agreement to be performed or complied with by Purchaser on or prior to the Closing shall have been performed or complied with by it in all respects.

8. Conditions of Closing of Purchaser. The obligations of Purchaser to consummate the purchase and sale of the Shares is subject to the fulfillment to Purchaser’s reasonable satisfaction (or waiver by Purchaser) on or prior to the Closing of each of the following conditions:

8.1 Each representation and warranty made by the Company in Section 3 above shall be true and correct as of the Closing as though made as of the Closing. By delivering the Shares and accepting the Purchase Price, the Company shall be deemed to have reaffirmed such representations and warranties as of the Closing.

8.2 All covenants, agreements and conditions contained in this Agreement to be performed or complied with by the Company on or prior to the Closing shall have been performed or complied with by it in all respects.

9. Listing of the Shares. The Company hereby agrees to use its commercially reasonable best efforts to cause the Shares that are acquired pursuant to this Agreement to be listed on the New York Stock Exchange or such other exchange on which the Common Stock is then listed.

10. Further Assurances. Each party hereto shall execute and deliver such instruments and take such other actions prior to or after the Closing as any other party may reasonably request in order to carry out the intent of this Agreement.

11. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors of the parties hereto whether so expressed or not. Notwithstanding the foregoing or anything to the contrary herein, the parties may not assign this Agreement or their obligations hereunder.

12. Amendments. This Agreement may not be amended, modified or waived, in whole or in part, except by an agreement in writing signed by each of the parties hereto.

13. Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed wholly within said State.

15. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, RELEASES AND RELINQUISHES AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTIONS ARISING DIRECTLY OR INDIRECTLY AS A RESULT OR IN CONSEQUENCE OF THIS AGREEMENT, INCLUDING, WITHOUT LIMITATIONS, ANY CLAIM OR ACTION TO REMEDY ANY BREACH OR ALLEGED BREACH HEREOF, TO ENFORCE ANY TERM HEREOF, OR IN CONNECTION WITH ANY RIGHT, BENEFIT OR OBLIGATION ACCORDED OR IMPOSED BY THIS AGREEMENT.

16. Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

17. Legends. Each certificate, if any, representing the Shares and the records of the Company reflecting Purchaser’s ownership of the Shares shall be endorsed with the following legends or substantially similar legends in addition to any other legends deemed necessary or appropriate by the Company:

The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Act”), and may not be offered, sold, pledged or otherwise transferred except pursuant to an exemption from registration under the Act, or pursuant to an effective registration statement under the Act.

18. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

19. Survival. The provisions of Sections 5, 14, 15 and 21 hereof shall survive termination of this Agreement pursuant to Section 20.

20. Termination. This Agreement shall be terminated if the closing of the 1325 Mergers and the IPO has not occurred on or prior to May 15, 2015. In the event of any termination of this Agreement, subject to Section 19, this Agreement shall become null and void and have no effect, without any liability to any person in respect hereof on the part of any party hereto; provided, however, nothing in this Agreement shall relieve any party hereto from liability for any breach of this Agreement or any failure to perform its obligations under this Agreement.

21. Remedies and Waivers. No delay or omission on the part of any party to this Agreement in exercising any right, power or remedy provided by law or under this Agreement shall (a) impair such right power or remedy or (b) operate as a waiver thereof. The single or partial exercise of any right, power or remedy provided by law or under this Agreement shall not preclude any other or further exercise of any other right, power or remedy. The rights, powers and remedies provided in this Agreement are cumulative and not exclusive of any rights, power and remedies provided by law.

22. Entire Agreement. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subject matter hereof and thereof and they supersede, merge, and render void every other prior written and/or oral understanding or agreement among or between the parties hereto.

23. Notices. Except as set forth below, all notices and other communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered personally, (b) when sent by facsimile or e-mail, (c) five business days after being sent if mailed by registered or certified mail (return receipt requested), postage prepaid, or (d) one business day if sent by overnight delivery service. Notice shall be sent to the respective parties at the following addresses (or at such other address for any party as shall be specified by like notice, provided that notices of a change of address shall be effective only upon receipt thereof):

If to the Company:	Paramount Group, Inc. 1633 Broadway, Suite 1801 New York, New York 10019 Attn: General Counsel Facsimile: 212-237-3197 E-mail: gjohnson@paramount-group.com

If to Purchaser:	c/o Wilhelm von Finck Hauptverwaltung GmbH Gut Keferloh 85630 Grasbrunn Federal Republic of Germany Attn: Günter Koller Facsimile: 49-89-456963-59 E-mail: g.koller@wvf-hv.de with a copy to:

Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 Attn: Thomas Patrick Dore, Jr., Esq. Facsimile: (212) 701-5136 E-mail: pat.dore@davispolk.com

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above:

COMPANY:

PARAMOUNT GROUP, INC.

By:	/s/ Albert Behler
	Name:	Albert Behler
	Title:	President and CEO

PURCHASER:

WvF 718, L.P.

By:	WvF 718, Inc.,
its general partner

By:	/s/ Thomas Patrick Dore, Jr.
	Name:	Thomas Patrick Dore, Jr.
	Title:	Vice President and Secretary

[Signature Page to Share Purchase Agreement – WvF]